UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 29, 2011, Sunstone Hotel Investors, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with an entity (“Current Owner”) to purchase Current Owner’s 75.0% majority equity interest (the “Interest”) in One Park Boulevard, LLC, a Delaware limited liability company (“One Park”), the entity that holds title to the 1,190-room Hilton San Diego Bayfront hotel (the “Hotel”) located in San Diego, California, for a total valuation of $475.0 million. The remaining 25.0% interest in One Park will continue to be owned by Hilton Worldwide. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Current Owner will convey to the Company 100% of the Interest. One Park is and will continue to be the sole party to both the Hotel’s management agreement with Hilton Worldwide and the Hotel’s ground lease with the San Diego Port Authority. In exchange for the conveyance of the Interest, the Company expects to pay Current Owner approximately $176.3 million in cash, excluding working capital adjustments, and expects to replace the Hotel’s current $235.4 million construction loan (which matures on April 12, 2011) with a new $240.0 million mortgage with a 30-year amortization, an adjustable interest rate of LIBOR + 3.25% and a maturity date in April 2016.

The Purchase Agreement may be terminated under certain circumstances by either party. Should the Company terminate the Purchase Agreement for any reason other than a failure of certain conditions precedent to closing, it will lose a $13.0 million nonrefundable deposit.

The acquisition of the Hotel is subject to approval by the San Diego Port Authority, the attainment of replacement debt and other customary closing conditions. The Company expects the acquisition to be completed during the second quarter of 2011, although there can be no assurance the acquisition will close, or if it does, when the acquisition will close.

Item 9.01	Financial Statements and Exhibits.

(d) The financial statements for One Park Boulevard, LLC as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 are being filed herewith as Exhibit 99.1. The Company’s unaudited pro forma condensed consolidated financial statements as of December 31, 2010 and for the year ended December 31, 2010 are being filed herewith as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 29, 2011	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
(Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	One Park Boulevard, LLC Financial Statements as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010

99.2	Sunstone Hotel Investors, Inc.’s Unaudited Pro Forma Condensed Consolidated Financial Statements as of December 31, 2010, and for the year ended December 31, 2010